Exhibit 32.1
CERTIFICATION
OF
CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     I, John S. Marr, Jr. certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Tyler Technologies, Inc. for the three months ended June 30, 2005, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Tyler Technologies, Inc.

Dated: July 26, 2005	By:	/s/ John S. Marr, Jr.
John S. Marr, Jr.
President and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Tyler Technologies, Inc. and will be retained by Tyler Technologies, Inc. and furnished to the Securities and Exchange Commission upon request.

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